Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results
For Its Second Quarter Ended June 30, 2020

MECHANICSBURG, PENNSYLVANIA — July 30, 2020 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced results for its second quarter ended June 30, 2020.

For the second quarter ended June 30, 2020, net operating revenues were $1,232.7 million, compared to $1,361.4 million for the same quarter, prior year. Income from operations was $119.5 million for the second quarter ended June 30, 2020, compared to $124.9 million for the same quarter, prior year. For the second quarter ended June 30, 2020, income from operations included other operating income of $55.0 million related to the recognition of payments received under the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, for loss of revenue and health care related expenses attributable to the coronavirus disease 2019 (“COVID-19”). Net income increased 12.5% to $67.5 million for the second quarter ended June 30, 2020, compared to $60.0 million for the same quarter, prior year. Net income included a pre-tax gain on sale of businesses of $0.3 million for the second quarter ended June 30, 2020. Adjusted EBITDA was $178.8 million for the second quarter ended June 30, 2020, compared to $186.2 million for the same quarter, prior year. Earnings per common share was $0.39 on a fully diluted basis for the second quarter ended June 30, 2020, compared to $0.33 for the same quarter, prior year. Adjusted earnings per common share was $0.38 on a fully diluted basis for the second quarter ended June 30, 2020, compared to $0.33 for the same quarter, prior year. Adjusted earnings per common share excludes the gain on sale of businesses and its related tax effects for the second quarter ended June 30, 2020. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

For the six months ended June 30, 2020, net operating revenues were $2,647.4 million, compared to $2,686.0 million for the same period, prior year. Income from operations increased 4.9% to $248.2 million for the six months ended June 30, 2020, compared to $236.6 million for the same period, prior year. For the six months ended June 30, 2020, income from operations included other operating income of $55.0 million related to the recognition of payments received under the Provider Relief Fund for loss of revenue and health care related expenses attributable to COVID-19. Net income increased 21.7% to $137.9 million for the six months ended June 30, 2020, compared to $113.3 million for the same period, prior year. Net income included a pre-tax gain on sale of businesses of $7.5 million and $6.5 million for the six months ended June 30, 2020 and 2019, respectively. Adjusted EBITDA increased 2.7% to $366.1 million for the six months ended June 30, 2020, compared to $356.4 million for the same period, prior year. Earnings per common share was $0.78 on a fully diluted basis for the six months ended June 30, 2020, compared to $0.63 for the same period, prior year. Adjusted earnings per common share was $0.75 on a fully diluted basis for the six months ended June 30, 2020, compared to $0.60 for the same period, prior year. Adjusted earnings per common share excludes the gain on sale of businesses and related tax effects for both the six months ended June 30, 2020 and 2019. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

Please refer to “Effects of the COVID-19 Pandemic on Select Medical’s Results of Operations” below for further discussion.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of June 30, 2020, Select Medical operated 101 critical illness recovery hospitals in 28 states, 29 rehabilitation hospitals in 12 states, and 1,757 outpatient rehabilitation clinics in 37 states and the District of Columbia. Select Medical’s joint venture subsidiary Concentra operated 522 occupational health centers in 41 states. Concentra also provides contract services at employer worksites and Department of Veterans Affairs community-based outpatient clinics. At June 30, 2020, Select Medical had operations in 47 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

CARES Act Provider Relief Fund

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted. The CARES Act provided additional waivers, reimbursement, grants and other funds to assist health care providers during the coronavirus disease 2019 (“COVID-19”) pandemic, including $100.0 billion in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing, and responding to the coronavirus, and for reimbursing eligible health care providers for lost revenues and health care related expenses that are attributable to COVID-19.

For the three and six months ended June 30, 2020, Select Medical recognized approximately $55.0 million of other operating income related to payments received under the Provider Relief Fund for loss of revenue and health care related expenses attributable to COVID-19. $54.2 million of other operating income is included within the operating results of Select Medical’s other activities; $0.8 million of other operating income is included in the operating results of Select Medical’s Concentra segment.

Critical Illness Recovery Hospital Segment

For the second quarter ended June 30, 2020, net operating revenues for the critical illness recovery hospital segment increased 12.7% to $519.6 million, compared to $461.1 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 39.9% to $89.7 million for the second quarter ended June 30, 2020, compared to $64.1 million for the same quarter, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 17.3% for the second quarter ended June 30, 2020, compared to 13.9% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for both the second quarters ended June 30, 2020 and 2019.

For the six months ended June 30, 2020, net operating revenues for the critical illness recovery hospital segment increased 11.0% to $1,020.1 million, compared to $918.7 million for the same period, prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 30.0% to $178.3 million for the six months ended June 30, 2020, compared to $137.1 million for the same period, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 17.5% for the six months ended June 30, 2020, compared to 14.9% for the same period, prior year. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for both the six months ended June 30, 2020 and 2019.

Rehabilitation Hospital Segment

For the second quarter ended June 30, 2020, net operating revenues for the rehabilitation hospital segment increased 5.2% to $168.7 million, compared to $160.4 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment was $27.6 million for the second quarter ended June 30, 2020, compared to $30.0 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 16.4% for the second quarter ended June 30, 2020, compared to 18.7% for the same quarter, prior year. For the second quarter ended June 30, 2019, the Adjusted EBITDA results for the rehabilitation hospital segment included start-up losses of approximately $6.0 million. Certain rehabilitation hospital key statistics are presented in table VII of this release for both the second quarters ended June 30, 2020 and 2019.

For the six months ended June 30, 2020, net operating revenues for the rehabilitation hospital segment increased 11.4% to $350.7 million, compared to $314.9 million for the same period, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 18.7% to $66.2 million for the six months ended June 30, 2020, compared to $55.8 million for the same period, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 18.9% for the six months ended June 30, 2020, compared to 17.7% for the same period, prior year. For the six months ended June 30, 2019, the Adjusted EBITDA results for the rehabilitation hospital segment included start-up losses of approximately $8.8 million. Certain rehabilitation hospital key statistics are presented in table VIII of this release for both the six months ended June 30, 2020 and 2019.

Outpatient Rehabilitation Segment

For the second quarter ended June 30, 2020, net operating revenues for the outpatient rehabilitation segment were $167.1 million, compared to $261.9 million for the same quarter, prior year. The outpatient rehabilitation segment incurred Adjusted EBITDA losses of $6.3 million for the second quarter ended June 30, 2020, compared to Adjusted EBITDA of $42.6 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was (3.8)% for the second quarter ended June 30, 2020, compared to 16.3% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for both the second quarters ended June 30, 2020 and 2019.

For the six months ended June 30, 2020, net operating revenues for the outpatient rehabilitation segment were $422.4 million, compared to $508.8 million for the same period, prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $20.8 million for the six months ended June 30, 2020, compared to $71.6 million for the same period, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 4.9% for the six months ended June 30, 2020, compared to 14.1% for the same period, prior year. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for both the six months ended June 30, 2020 and 2019.

Concentra Segment

For the second quarter ended June 30, 2020, net operating revenues for the Concentra segment were $312.3 million, compared to $413.5 million for the same quarter, prior year. Adjusted EBITDA for the Concentra segment was $41.5 million for the second quarter ended June 30, 2020, compared to $76.1 million for the same quarter, prior year. The Adjusted EBITDA margin for the Concentra segment was 13.3% for the second quarter ended June 30, 2020, compared to 18.4% for the same quarter, prior year. Certain Concentra key statistics are presented in table VII of this release for both the second quarters ended June 30, 2020 and 2019.

For the six months ended June 30, 2020, net operating revenues for the Concentra segment were $710.9 million, compared to $809.8 million for the same period, prior year. Adjusted EBITDA for the Concentra segment was $103.0 million for the six months ended June 30, 2020, compared to $142.3 million for the same period, prior year. The Adjusted EBITDA margin for the Concentra segment was 14.5% for the six months ended June 30, 2020, compared to 17.6% for the same period, prior year. Certain Concentra key statistics are presented in table VIII of this release for both the six months ended June 30, 2020 and 2019.

Effects of the COVID-19 Pandemic on Select Medical’s Results of Operations

The continuing implications of the COVID-19 pandemic on Select Medical’s results of operations and overall financial performance remain uncertain. Select Medical has provided net operating revenues and certain operating statistics to assist readers in understanding how the COVID-19 pandemic impacted each of its segments during the three and six months ended June 30, 2020.

Critical Illness Recovery Hospital Segment. Select Medical’s critical illness recovery hospitals are a key component of the inpatient hospital continuum of care. Both the Centers for Medicare & Medicaid Services (“CMS”) and Congress acted to temporarily suspend certain regulations concerning length of stay requirements, which apply to Select Medical’s critical illness recovery hospitals, in order to facilitate the transfer of patients from general acute care hospitals. This was done in order to expand hospital bed capacity to care for COVID-19 patients. COVID-19 has become more prevalent in certain markets that Select Medical serves; as a result, Select Medical’s critical illness recovery hospitals have admitted patients with COVID-19 and have faced the challenging task of treating those patients while also taking measures to protect their patients and staff members who do not have COVID-19. The pandemic has caused, and will continue to cause, disruptions in Select Medical’s critical illness recovery hospitals, which include, in some cases, the addition or reduction of beds, the creation of isolated units and spaces, temporary increases or restrictions on admissions, the incurrence of additional costs, staff illnesses, and the increased use of contract clinical labor.

The following table shows the trend in net operating revenues and patient day volume for each of the periods presented, as well as the number of critical illness recovery hospitals Select Medical operated at the end of each period.

	One Month Ended						Three Months	Six Month
	January 31	February 28	March 31	April 30	May 31	June 30	Ended June 30	Ended June 30
2020
Critical illness recovery hospital
Net operating revenues	$163,238	$165,375	$171,908	$171,445	$178,223	$169,958	$519,626	$1,020,147
Patient days	90,783	87,844	91,831	90,710	95,191	90,988	276,889	547,347
Occupancy rate	69%	72%	70%	71%	72%	71%	72%	71%
Number of hospitals owned	100	100	100	100	100	100	100	100
2019
Critical illness recovery hospital
Net operating revenues	$149,799	$145,586	$162,149	$156,231	$156,422	$148,490	$461,143	$918,677
Patient days	86,238	80,806	91,085	88,357	89,350	85,153	262,860	520,989
Occupancy rate	69%	71%	73%	70%	69%	68%	69%	70%
Number of hospitals owned	96	96	96	99	99	99	99	99

The following table summarizes the changes in net operating revenues and patient day volume for 2020, as compared to the same period in 2019, for each of the periods presented.

	One Month Ended						Three Months	Six Months
	January 31	February 28	March 31	April 30	May 31	June 30	Ended June 30	Ended June 30
Critical illness recovery hospital
Net operating revenues	9.0%	13.6%	6.0%	9.7%	13.9%	14.5%	12.7%	11.0%
Patient days	5.3%	8.7%	0.8%	2.7%	6.5%	6.9%	5.3%	5.1%

Rehabilitation Hospital Segment. Select Medical’s rehabilitation hospitals receive most of their admissions from general acute care hospitals. Both CMS and Congress acted to temporarily suspend certain regulations that govern admissions into rehabilitation hospitals in order to facilitate the transfer of patients from general acute care hospitals and critical illness recovery hospitals. This was done in order to expand hospital bed capacity to care for COVID-19 patients. COVID-19 has become more prevalent in certain markets that Select Medical serves; as a result, Select Medical’s rehabilitation hospitals have admitted patients with COVID-19 and have faced the challenging task of treating those patients while also taking measures to protect their patients and staff members who do not have COVID-19. The pandemic has caused, and will continue to cause, disruptions in Select Medical’s rehabilitation hospitals, which include, in some cases, the addition or reduction of beds, the creation of isolated units and spaces, temporary restrictions on admissions, the incurrence of additional costs, staff illnesses, and the increased use of contract clinical labor. At the beginning of the pandemic, elective surgeries at hospitals and other facilities were suspended, which reduced the need for inpatient rehabilitation services. Beginning in May, state governors and health departments began to ease the restrictions imposed at the beginning of the pandemic and hospitals began to perform elective surgeries again, which has increased the need for the services provided by Select Medical’s rehabilitation hospitals.

The following table shows the trend in net operating revenues and patient day volume for each of the periods presented, as well as the number of rehabilitation hospitals Select Medical operated at the end of each period.

	One Month Ended						Three Months	Six Months
	January 31	February 28	March 31	April 30	May 31	June 30	Ended June 30	Ended June 30
2020
Rehabilitation hospital
Net operating revenues	$61,673	$60,690	$59,656	$45,878	$57,815	$64,974	$168,667	$350,686
Patient days	32,111	31,813	30,644	23,553	29,787	30,741	84,081	178,649
Occupancy rate	79%	84%	76%	61%	73%	78%	71%	75%
Number of hospitals owned	19	19	19	19	19	19	19	19
2019
Rehabilitation hospital
Net operating revenues	$50,615	$48,080	$55,863	$51,991	$56,019	$52,364	$160,374	$314,932
Patient days	27,434	25,442	29,940	28,266	29,730	28,529	86,525	169,341
Occupancy rate	74%	76%	78%	76%	75%	73%	75%	76%
Number of hospitals owned	17	17	18	18	19	19	19	19

The following table summarizes the changes in net operating revenues and patient day volume for 2020, as compared to the same period in 2019, for each of the periods presented.

	One Month Ended						Three Months	Six Months
	January 31	February 28	March 31	April 30	May 31	June 30	Ended June 30	Ended June 30
Rehabilitation hospital
Net operating revenues	21.8%	26.2%	6.8%	(11.8)%	3.2%	24.1%	5.2%	11.4%
Patient days	17.0%	25.0%	2.4%	(16.7)%	0.2%	7.8%	(2.8)%	5.5%

Outpatient Rehabilitation Segment. Beginning in mid-March, hospitals and other facilities began to suspend elective surgeries. Additionally, state governments in the areas experiencing the most significant growth of COVID-19 infections began implementing mandatory closures of non-essential or non-life sustaining businesses, restrictions on individual activities outside of the home, restrictions on travel, and closures of schools. By the end of March, most states had implemented significant restrictions on businesses and individuals. The suspension of elective surgeries at hospitals and other facilities and the reduction of physician office visits, combined with recommendations of social distancing and the other items noted above, have had significant effects on patient visit volumes. Beginning in May, state governors and health departments began to ease the restrictions imposed at the beginning of the pandemic and hospitals began to perform elective surgeries again, which has increased the need for the services provided by Select Medical’s outpatient rehabilitation clinics. Additionally, most physician offices have reopened for routine office visits. While some volume has recovered, Select Medical’s outpatient rehabilitation segment continues to experience reduced volume of patients seeking rehabilitation services for employment injuries and sports activities.

The following table shows the trend in net operating revenues and patient visit volume for each of the periods presented, as well as the number of working days for each period.

	One Month Ended						Three Months	Six Months
	January 31	February 28	March 31	April 30	May 31	June 30	Ended June 30	Ended June 30
2020
Outpatient Rehabilitation
Net operating revenues	$90,924	$88,239	$76,086	$49,084	$51,186	$66,868	$167,138	$422,387
Visits	757,171	739,061	626,433	386,108	409,703	546,456	1,342,267	3,464,932
Working days(1)	22	20	22	22	20	22	64	128
2019
Outpatient Rehabilitation
Net operating revenues	$83,185	$78,573	$85,147	$90,230	$90,272	$81,389	$261,891	$508,796
Visits	687,007	658,610	708,866	762,914	759,829	680,762	2,203,505	4,257,988
Working days(1)	22	20	21	22	22	20	64	127

(1)	Represents the number of days in which normal business operations were conducted during the periods presented.

The following table summarizes the changes in net operating revenues and patient visit volume for 2020, as compared to the same period in 2019, for each of the periods presented below.

	One Month Ended						Three Months	Six Months
	January 31	February 28	March 31	April 30	May 31	June 30	Ended June 30	Ended June 30
Outpatient Rehabilitation
Net operating revenues	9.3%	12.3%	(10.6)%	(45.6)%	(43.3)%	(17.8)%	(36.2)%	(17.0)%
Visits	10.2%	12.2%	(11.6)%	(49.4)%	(46.1)%	(19.7)%	(39.1)%	(18.6)%

Concentra Segment. Beginning in mid-March, state governments in the areas experiencing the most significant growth of COVID-19 infections began implementing mandatory closures of non-essential or non-life sustaining businesses. By the end of March, most states implemented significant restrictions on businesses, causing many employers to furlough their workforce and temporarily cease or significantly reduce their operations. These actions have had significant effects on patient visit volumes. Beginning in May, state governors and health departments began to ease the restrictions imposed at the beginning of the pandemic and employers began to increase their workforce, which has resulted in an increased need for occupational health services.

The following table shows the trend in net operating revenues and patient visit volume for each of the periods presented, as well as the number of working days for each period.

	One Month Ended						Three Months	Six Months
	January 31	February 28	March 31	April 30	May 31	June 30	Ended June 30	Ended June 30
2020
Concentra
Net operating revenues	$141,236	$133,690	$123,609	$91,178	$99,228	$121,932	$312,338	$710,873
Visits	1,032,069	965,741	879,585	610,555	674,629	865,896	2,151,080	5,028,475
Working days(1)	22	20	22	22	20	22	64	128
2019
Concentra
Net operating revenues	$133,507	$126,309	$136,505	$140,050	$143,183	$130,218	$413,451	$809,772
Visits	985,598	919,065	1,006,944	1,040,543	1,073,763	988,783	3,103,089	6,014,696
Working days(1)	22	20	21	22	22	20	64	127

(1)	Represents the number of days in which normal business operations were conducted during the periods presented.

The following table summarizes the changes in net operating revenues and patient visit volume for 2020, as compared to the same period in 2019, for each of the periods presented below.

	One Month Ended						Three Months	Six Months
	January 31	February 28	March 31	April 30	May 31	June 30	Ended June 30	Ended June 30
Concentra
Net operating revenues	5.8%	5.8%	(9.4)%	(34.9)%	(30.7)%	(6.4)%	(24.5)%	(12.2)%
Visits	4.7%	5.1%	(12.6)%	(41.3)%	(37.2)%	(12.4)%	(30.7)%	(16.4)%

Stock Repurchase Program

The board of directors of Select Medical has authorized a common stock repurchase program to repurchase up to $500.0 million worth of shares of its common stock. The program has been extended until December 31, 2020, and will remain in effect until then, unless further extended or earlier terminated by the board of directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. Select Medical funds this program with cash on hand and borrowings under its revolving credit facility.

Select Medical did not repurchase shares during the quarter ended June 30, 2020. Since the inception of the program through June 30, 2020, Select Medical has repurchased 38,580,908 shares at a cost of approximately $356.6 million, or $9.24 per share, which includes transaction costs.

Conference Call

Select Medical will host a conference call regarding its second quarter results, as well as its business outlook and the impact of the COVID-19 pandemic on each of its reportable segments, on Friday, July 31, 2020, at 9:00am ET. The domestic dial in number for the call is 1-866-440-2669. The international dial in number is 1-409-220-9844. The conference ID for the call is 8496384. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 12:00pm ET, August 7, 2020. The replay number is 1-855-859-2056 (domestic) or 1-404-537-3406 (international). The conference ID for the replay will be 8496384. The replay can also be accessed at Select Medical Holdings Corporation’s website, www.selectmedicalholdings.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	developments related to the COVID-19 pandemic including, but not limited to, the duration and severity of the pandemic, additional measures taken by government authorities and the private sector to limit the spread of COVID-19, and further legislative and regulatory actions which impact healthcare providers, including actions that may impact the Medicare program;

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in net operating revenues, an increase in costs, and a reduction in profitability;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our net operating revenues and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

•	private third-party payors for our services may adopt payment policies that could limit our future net operating revenues and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers, or the inability to attract or retain healthcare professionals due to the heightened risk of infection related to the COVID-19 pandemic, could increase our operating costs significantly or limit our ability to staff our facilities;

•	competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the quarterly reports on Form 10-Q and of the annual report on Form 10-K for the year ended December 31, 2019.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2019 and 2020

(In thousands, except per share amounts, unaudited)

	2019	2020	% Change
Net operating revenues	$1,361,364	$1,232,718	(9.4)%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,150,150	1,082,456	(5.9)
General and administrative	31,339	33,461	6.8
Depreciation and amortization	54,993	52,271	(4.9)
Total costs and expenses	1,236,482	1,168,188	(5.5)
Other operating income	—	54,988	N/M
Income from operations	124,882	119,518	(4.3)
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	7,394	8,324	12.6
Gain on sale of businesses	—	346	N/M
Interest expense	(51,464)	(37,366)	(27.4)
Income before income taxes	80,812	90,822	12.4
Income tax expense	20,826	23,336	12.1
Net income	59,986	67,486	12.5
Less: Net income attributable to non-controlling interests	15,170	15,836	4.4
Net income attributable to Select Medical	$44,816	$51,650	15.2%
Diluted earnings per common share:(1)	$0.33	$0.39

(1)	Refer to table III for calculation of earnings per common share.

N/M     Not Meaningful

II. Condensed Consolidated Statements of Operations

For the Six Months Ended June 30, 2019 and 2020

(In thousands, except per share amounts, unaudited)

	2019	2020	% Change
Net operating revenues	$2,685,995	$2,647,350	(1.4)%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	2,282,242	2,282,827	0.0
General and administrative	60,016	67,292	12.1
Depreciation and amortization	107,131	104,023	(2.9)
Total costs and expenses	2,449,389	2,454,142	0.2
Other operating income	—	54,988	N/M
Income from operations	236,606	248,196	4.9
Other income and expense:
Equity in earnings of unconsolidated subsidiaries	11,760	10,912	(7.2)
Gain on sale of businesses	6,532	7,547	N/M
Interest expense	(102,275)	(83,473)	(18.4)
Income before income taxes	152,623	183,182	20.0
Income tax expense	39,293	45,248	15.2
Net income	113,330	137,934	21.7
Less: Net income attributable to non-controlling interests	27,680	33,159	19.8
Net income attributable to Select Medical	$85,650	$104,775	22.3%
Diluted earnings per common share:(1)	$0.63	$0.78

(1)	Refer to table III for calculation of earnings per common share.

N/M       Not meaningful

III. Earnings per Share

For the Three and Six Months Ended June 30, 2019 and 2020

(In thousands, except per share amounts, unaudited)

Select Medical’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), Select Medical applies the two-class method because its unvested restricted stock awards are participating securities which are entitled to participate equally with its common stock in undistributed earnings.

The following table sets forth the net income attributable to Select Medical, its common shares outstanding, and its participating securities outstanding for the three and six months ended June 30, 2019 and 2020:

	Diluted EPS
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
Net income	$59,986	$67,486	$113,330	$137,934
Less: net income attributable to non-controlling interests	15,170	15,836	27,680	33,159
Net income attributable to Select Medical	44,816	51,650	85,650	104,775
Less: net income attributable to participating securities	1,484	1,778	2,826	3,596
Net income attributable to common shares	$43,332	$49,872	$82,824	$101,179

The following tables set forth the computation of EPS under the two-class method for the three and six months ended June 30, 2019 and 2020:

	Three Months Ended June 30,
	2019			2020
	Net Income Allocation	Shares(1)	Diluted EPS	Net Income Allocation	Shares(1)	Diluted EPS
Common shares	$43,332	130,562	$0.33	$49,872	129,319	$0.39
Participating securities	1,484	4,471	$0.33	1,778	4,610	$0.39
Total	$44,816			$51,650

	Six Months Ended June 30,
	2019			2020
	Net Income Allocation	Shares(1)	Diluted EPS	Net Income Allocation	Shares(1)	Diluted EPS
Common shares	$82,824	130,711	$0.63	$101,179	129,479	$0.78
Participating securities	2,826	4,460	$0.63	3,596	4,602	$0.78
Total	$85,650			$104,775

(1)	Represents the weighted average share count outstanding during the period.

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2019	June 30, 2020
Assets
Current Assets:
Cash and cash equivalents	$335,882	$509,737
Accounts receivable	762,677	749,245
Other current assets	114,433	104,347
Total Current Assets	1,212,992	1,363,329
Operating lease right-of-use assets	1,003,986	1,022,721
Property and equipment, net	998,406	959,086
Goodwill	3,391,955	3,391,196
Identifiable intangible assets, net	409,068	398,266
Other assets	323,881	333,860
Total Assets	$7,340,288	$7,468,458
Liabilities and Equity
Current Liabilities:
Payables and accruals	$681,163	$663,348
Government advances	—	316,992
Unearned government assistance	—	45,505
Current operating lease liabilities	207,950	216,689
Current portion of long-term debt and notes payable	25,167	13,435
Total Current Liabilities	914,280	1,255,969
Non-current operating lease liabilities	852,897	866,097
Long-term debt, net of current portion	3,419,943	3,390,417
Non-current deferred tax liability	148,258	144,697
Other non-current liabilities	101,334	142,861
Total Liabilities	5,436,712	5,800,041
Redeemable non-controlling interests	974,541	495,987
Total equity	929,035	1,172,430
Total Liabilities and Equity	$7,340,288	$7,468,458

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended June 30, 2019 and 2020

(In thousands, unaudited)

	2019	2020
Operating activities
Net income	$59,986	$67,486
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	3,276	2,744
Depreciation and amortization	54,993	52,271
Provision for expected credit losses	391	54
Equity in earnings of unconsolidated subsidiaries	(7,394)	(8,324)
Gain on sale of assets and businesses	(121)	(542)
Stock compensation expense	6,358	6,963
Amortization of debt discount, premium and issuance costs	3,095	540
Deferred income taxes	(6,209)	(12,780)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(11,121)	67,107
Other current assets	(1,713)	686
Other assets	(756)	9,256
Accounts payable and accrued expenses	(8,149)	61,726
Government advances	—	316,992
Unearned government assistance	—	45,505
Income taxes	(1,484)	32,330
Net cash provided by operating activities	91,152	642,014
Investing activities
Business combinations, net of cash acquired	(79,942)	(128)
Purchases of property and equipment	(40,212)	(32,045)
Investment in businesses	(24,649)	(4,901)
Proceeds from sale of assets and businesses	123	1,171
Net cash used in investing activities	(144,680)	(35,903)
Financing activities
Borrowings on revolving facilities	275,000	10,000
Payments on revolving facilities	(240,000)	(175,000)
Borrowings of other debt	5,940	25,000
Principal payments on other debt	(6,525)	(27,634)
Repurchase of common stock	(13,620)	(724)
Proceeds from exercise of stock options	459	—
Decrease in overdrafts	(3,874)	—
Proceeds from issuance of non-controlling interests	14,863	7
Distributions to and purchases of non-controlling interests	(2,494)	(1,186)
Net cash provided by (used in) financing activities	29,749	(169,537)
Net increase (decrease) in cash and cash equivalents	(23,779)	436,574
Cash and cash equivalents at beginning of period	147,815	73,163
Cash and cash equivalents at end of period	$124,036	$509,737
Supplemental information
Cash paid for interest	$60,710	$18,239
Cash paid for taxes	28,523	3,785

VI. Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2020

(In thousands, unaudited)

	2019	2020
Operating activities
Net income	$113,330	$137,934
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	11,148	11,223
Depreciation and amortization	107,131	104,023
Provision for expected credit losses	1,958	253
Equity in earnings of unconsolidated subsidiaries	(11,760)	(10,912)
Gain on sale of assets and businesses	(6,354)	(7,881)
Stock compensation expense	12,613	13,866
Amortization of debt discount, premium and issuance costs	6,326	1,093
Deferred income taxes	(6,290)	(3,416)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(85,873)	13,179
Other current assets	(9,236)	713
Other assets	(939)	11,504
Accounts payable and accrued expenses	(15,486)	8,279
Government advances	—	316,992
Unearned government assistance	—	45,505
Income taxes	16,346	43,743
Net cash provided by operating activities	132,914	686,098
Investing activities
Business combinations, net of cash acquired	(86,062)	(6,961)
Purchases of property and equipment	(89,285)	(71,253)
Investment in businesses	(52,257)	(14,749)
Proceeds from sale of assets and businesses	125	12,401
Net cash used in investing activities	(227,479)	(80,562)
Financing activities
Borrowings on revolving facilities	635,000	470,000
Payments on revolving facilities	(460,000)	(470,000)
Payments on term loans	(132,685)	(39,843)
Borrowings of other debt	14,230	31,487
Principal payments on other debt	(12,680)	(35,733)
Repurchase of common stock	(13,620)	(9,415)
Proceeds from exercise of stock options	459	—
Increase in overdrafts	2,176	—
Proceeds from issuance of non-controlling interests	18,288	1,686
Distributions to and purchases of non-controlling interests	(7,745)	(13,660)
Purchase of membership interests of Concentra Group Holdings Parent	—	(366,203)
Net cash provided by (used in) financing activities	43,423	(431,681)
Net increase (decrease) in cash and cash equivalents	(51,142)	173,855
Cash and cash equivalents at beginning of period	175,178	335,882
Cash and cash equivalents at end of period	$124,036	$509,737
Supplemental information
Cash paid for interest	$97,909	$86,124
Cash paid for taxes	29,241	4,920

VII. Key Statistics

For the Three Months Ended June 30, 2019 and 2020

(unaudited)

	2019	2020	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	100	101
Net operating revenues (,000)	$461,143	$519,626	12.7%
Number of patient days(b)(c)	262,860	276,889	5.3%
Number of admissions(b)(d)	9,172	9,167	(0.1)%
Net revenue per patient day(b)(e)	$1,739	$1,867	7.4%
Adjusted EBITDA (,000)	$64,138	$89,743	39.9%
Adjusted EBITDA margin	13.9%	17.3%
Rehabilitation Hospital
Number of hospitals – end of period(a)	28	29
Net operating revenues (,000)	$160,374	$168,667	5.2%
Number of patient days(b)(c)	86,525	84,081	(2.8)%
Number of admissions(b)(d)	6,017	5,713	(5.1)%
Net revenue per patient day(b)(e)	$1,635	$1,831	12.0%
Adjusted EBITDA (,000)	$29,968	$27,605	(7.9)%
Adjusted EBITDA margin	18.7%	16.4%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,695	1,757
Net operating revenues (,000)	$261,891	$167,138	(36.2)%
Number of visits(b)	2,203,505	1,342,267	(39.1)%
Revenue per visit(b)(f)	$102	$106	3.9%
Adjusted EBITDA (,000)	$42,584	$(6,282)	(114.8)%
Adjusted EBITDA margin	16.3%	(3.8)%
Concentra
Number of centers – end of period(b)	526	522
Net operating revenues (,000)	$413,451	$312,338	(24.5)%
Number of visits(b)	3,103,089	2,151,080	(30.7)%
Revenue per visit(b)(f)	$121	$124	2.5%
Adjusted EBITDA (,000)	$76,087	$41,497	(45.5)%
Adjusted EBITDA margin	18.4%	13.3%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to our hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Net revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at our hospitals, by the total number of patient days.

(f)	Represents the average amount of revenue recognized for each patient visit. Net revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits.

VIII. Key Statistics

For the Six Months Ended June 30, 2019 and 2020

(unaudited)

	2019	2020	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	100	101
Net operating revenues (,000)	$918,677	$1,020,147	11.0%
Number of patient days(b)(c)	520,989	547,347	5.1%
Number of admissions(b)(d)	18,628	18,700	0.4%
Net revenue per patient day(b)(e)	$1,749	$1,853	5.9%
Adjusted EBITDA (,000)	$137,136	$178,313	30.0%
Adjusted EBITDA margin	14.9%	17.5%
Rehabilitation Hospital
Number of hospitals – end of period(a)	28	29
Net operating revenues (,000)	$314,932	$350,686	11.4%
Number of patient days(b)(c)	169,341	178,649	5.5%
Number of admissions(b)(d)	11,853	12,046	1.6%
Net revenue per patient day(b)(e)	$1,634	$1,778	8.8%
Adjusted EBITDA (,000)	$55,765	$66,174	18.7%
Adjusted EBITDA margin	17.7%	18.9%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,695	1,757
Net operating revenues (,000)	$508,796	$422,387	(17.0)%
Number of visits(b)	4,257,988	3,464,932	(18.6)%
Revenue per visit(b)(f)	$103	$105	1.9%
Adjusted EBITDA (,000)	$71,575	$20,840	(70.9)%
Adjusted EBITDA margin	14.1%	4.9%
Concentra
Number of centers – end of period(b)	526	522
Net operating revenues (,000)	$809,772	$710,873	(12.2)%
Number of visits(b)	6,014,696	5,028,475	(16.4)%
Revenue per visit(b)(f)	$122	$124	1.6%
Adjusted EBITDA (,000)	$142,345	$102,963	(27.7)%
Adjusted EBITDA margin	17.6%	14.5%

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of the Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to our hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Net revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at our hospitals, by the total number of patient days.

(f)	Represents the average amount of revenue recognized for each patient visit. Net revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits.

IX. Net Income to Adjusted EBITDA Reconciliation

For the Three and Six Months Ended June 30, 2019 and 2020

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used to evaluate financial performance and determine resource allocation for each of Select Medical’s operating segments. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
Net income	$59,986	$67,486	$113,330	$137,934
Income tax expense	20,826	23,336	39,293	45,248
Interest expense	51,464	37,366	102,275	83,473
Gain on sale of businesses	—	(346)	(6,532)	(7,547)
Equity in earnings of unconsolidated subsidiaries	(7,394)	(8,324)	(11,760)	(10,912)
Income from operations	124,882	119,518	236,606	248,196
Stock compensation expense:
Included in general and administrative	4,796	5,451	9,544	10,888
Included in cost of services	1,562	1,512	3,069	2,978
Depreciation and amortization	54,993	52,271	107,131	104,023
Adjusted EBITDA	$186,233	$178,752	$356,350	$366,085

Critical illness recovery hospital	$64,138	$89,743	$137,136	$178,313
Rehabilitation hospital	29,968	27,605	55,765	66,174
Outpatient rehabilitation	42,584	(6,282)	71,575	20,840
Concentra(a)	76,087	41,497	142,345	102,963
Other(a)(b)	(26,544)	26,189	(50,471)	(2,205)
Adjusted EBITDA	$186,233	$178,752	$356,350	$366,085

(a)	For the three and six months ended June 30, 2020, Select Medical recognized approximately $55.0 million of other operating income related to payments received under the Provider Relief Fund for loss of revenue and health care related expenses attributable to COVID-19. $54.2 million of other operating income is included within the operating results of Select Medical’s other activities; $0.8 million of other operating income is included in the operating results of Select Medical’s Concentra segment.

(b)	Other primarily includes general and administrative costs.

X. Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three and Six Months Ended June 30, 2019 and 2020

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP. Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of Select Medical’s ongoing operations and provide better comparability of its results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended June 30,
	2019	Per Share(a)	2020	Per Share(a)
Net income attributable to common shares(a)	$43,332	$0.33	$49,872	$0.39
Adjustments:(b)
Gain on sale of businesses	—	—	(249)	(0.01)
Adjusted net income attributable to common shares	$43,332	$0.33	$49,623	$0.38

	Six Months Ended June 30,
	2019	Per Share(a)	2020	Per Share(a)
Net income attributable to common shares(a)	$82,824	$0.63	$101,179	$0.78
Adjustments:(b)
Gain on sale of businesses	(4,545)	(0.03)	(3,900)	(0.03)
Adjusted net income attributable to common shares	$78,279	$0.60	$97,279	$0.75

(a)	Net income attributable to common shares and earnings per common share are calculated based on the diluted weighted average common shares outstanding, as presented in table III.

(b)	Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding.

The estimated income tax impact, which is determined using tax rates based on the nature of the adjustment and the jurisdiction in which the adjustment occurred, includes both current and deferred income tax expense or benefit.

For the three months ended June 30, 2020, the adjustment to net income attributable to common shares includes estimated income tax expense of approximately $0.1 million.

For the six months ended June 30, 2019 and 2020, the adjustments to net income attributable to common shares include estimated income tax expense of approximately $1.8 million and $3.5 million, respectively.